UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 15, 2008
Date of Report (Date of earliest event reported)
NORTHLAND CABLE PROPERTIES
SEVEN LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-16718	91-1366564

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101

(Address of principal executive offices) (Zip Code)
(206) 621-1351

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On March 31, 2008, Northland Cable Properties Seven Limited Partnership (“NCP-Seven”) notified Green River Media and Communications, LLC (“Green River”) of its termination of the asset purchase agreement dated as of July 5, 2007 between NCP-Seven and Green River (“the Agreement”). Green River disputed the right of NCP-Seven to terminate the Agreement and filed a motion in the District Court, City and County of Denver, seeking injunctive relief. Green River’s motion for preliminary injunction was granted by the court. Pursuant to the court’s preliminary injunction, the Agreement currently remains in full force and effect. NCP-Seven will diligently work toward completing a transaction for the sale of its operating assets that are the subject of the Agreement, although no assurance can be given that such a transaction will be consummated
On March 28, 2008, NCP-Seven filed a Form 12b-25 with the Securities and Exchange Commission stating that it is not able to timely file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”). Pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, NCP-Seven received an extension until April 15, 2008 to file its Form 10-K, which has now expired. NCP-Seven is working diligently to obtain the information and complete the processes necessary to finalize and file its Form 10-K as soon as reasonably practicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Seven Limited Partnership

By: Northland Communications Corporation (Managing General Partner)

	By:	/s/ GARY S. JONES

		Name:	Gary S. Jones
		Title:	President

Dated: May 2, 2008	By:	/s/ RICHARD I. CLARK

		Name:	Richard I. Clark
		Title:	Executive Vice President, Treasurer and Assistant Secretary